Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), our organization will convert from the mutual holding company corporate structure to the fully public stock holding company corporate structure. To accomplish the conversion and offering, Cincinnati Bancorp, Inc., newly formed to own Cincinnati Federal, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, a Proxy Statement and a Questions and Answers Brochure describing the proxy vote, the stock offering and the plan of conversion.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the conversion, we must also receive approval of our eligible customers. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Cincinnati Federal. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the instructions on the Proxy Card.

Our board of directors unanimously recommends that you join them in voting “FOR” the plan of conversion.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your accounts at Cincinnati Federal. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our stock offering.

THE STOCK OFFERING:

As an eligible Cincinnati Federal customer, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers.

Please read the enclosed materials carefully. If you are interested in subscribing for shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Cincinnati Federal’s main office located at 6581 Harrison Avenue, Cincinnati, Ohio. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on _____________, 2019. If you are considering subscribing for stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a Cincinnati Bancorp, Inc. stockholder. Thank you for your continued support as a Cincinnati Federal customer.

Sincerely,

Joseph V. Bunke

President

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)       -       ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Cincinnati Bancorp, Inc., newly formed to own Cincinnati Federal, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers. The offering is being conducted pursuant to a plan of conversion and reorganization (the “plan of conversion”) that provides for the conversion from the mutual holding company corporate structure to the fully public stock holding company corporate structure.

Our records indicate that you were a depositor as of the close of business on either June 30, 2018 or ____________, 2019, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in subscribing for shares of Cincinnati Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Cincinnati Federal’s main office located at 6581 Harrison Avenue, Cincinnati, Ohio. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on __________, 2019. If you are considering subscribing for stock with funds you have in an IRA or other retirement account, please call our Stock

Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or subscribing for shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Cincinnati Bancorp, Inc. stockholder.

Sincerely,

Joseph V. Bunke

President

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)     -     ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

F

Dear Friend:

I am pleased to tell you about an investment opportunity. Cincinnati Bancorp, Inc., newly formed to own Cincinnati Federal, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers. The offering is being conducted pursuant to a plan of conversion and reorganization (the “plan of conversion”) that provides for the conversion from the mutual holding company corporate structure to the fully public stock holding company corporate structure.

Please read the enclosed materials carefully before making an investment decision. If you are interested in subscribing for shares of Cincinnati Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Cincinnati Federal’s main office located at 6581 Harrison Avenue, Cincinnati, Ohio. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on __________, 2019. If you are considering subscribing for stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or subscribing for shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Cincinnati Bancorp, Inc. stockholder.

Sincerely,

Joseph V. Bunke

President

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)     -     ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

C

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by Cincinnati Bancorp, Inc. as its selling agent in connection with the offering of Cincinnati Bancorp, Inc. common stock.

At the request of Cincinnati Bancorp, Inc., we are enclosing materials regarding the offering of shares of Cincinnati Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

D

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING
ACCOUNT, YOU MAY RECEIVE MULTIPLE PACKAGES.
PLEASE OPEN EACH PACKAGE AND VOTE ALL THE
PROXY CARDS THAT WERE SENT TO YOU.

THERE ARE NO DUPLICATE PROXY CARDS!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-(877)     -     ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday

through Friday, except on bank holidays.

This flyer is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

   PF

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY CARD.

YOUR VOTE WILL NOT BE COUNTED TWICE.

You may vote by mail using the enclosed envelope, or by telephone or Internet by following the voting instructions on the Proxy Card.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST”

THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN

OF CONVERSION”).

You may receive a courtesy telephone call. Please feel free to ask questions.

Your board of directors unanimously recommends that you to vote “FOR” the Plan of Conversion.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON

STOCK DURING THE STOCK OFFERING, NOR DOES IT AFFECT YOUR

CINCINNATI FEDERAL DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. There are no duplicate proxy cards!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)     -     ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through

Friday, except on bank holidays.

PG1

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you, please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope, or by telephone or Internet by following the voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF

CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”).

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES

OF COMMON STOCK DURING THE STOCK OFFERING.

THE CONVERSION AND OFFERING WILL CHANGE OUR FORM OF

CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN CHANGES

TO BANK STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR

LOANS AT CINCINNATI FEDERAL. DEPOSIT ACCOUNTS WILL NOT BE

CONVERTED TO COMMON STOCK. DEPOSIT ACCOUNTS WILL CONTINUE

TO BE INSURED BY THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. There are no duplicate proxy cards!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)     -     , between

10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

CONTROL NUMBER	PROXY CARD

☒	Please vote by marking one of the boxes as shown.	FOR	AGAINST

1.	The approval of a plan of conversion and reorganization (the “plan of conversion”) whereby CF Mutual Holding Company and Cincinnati Federal will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the proxy statement;
and such other business as may properly come before the Meeting. Management is not aware of any other business to be considered.

IF SIGNED AND DATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREON

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of CF Mutual Holding Company at said Meeting of the Member’s decision to terminate this proxy, then the power of said attorney in fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting and the Proxy Statement dated ___________, 2019, prior to the execution of this proxy.

x
Signature (required)	Date

NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

 ▲   FOLD AND DETACH THE PROXY VOTING CARD HERE  ▲

YOUR PROMPT VOTE IS IMPORTANT!

Internet and telephone voting are quick and simple ways to vote, available through

11:59 P.M., Eastern time, on _________, 2019

VOTE BY INTERNET		VOTE BY TELEPHONE (Toll-free)		VOTE BY MAIL

MYPROXYVOTECOUNTS.COM

Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

OR

1-(866)       -

Use the touch-tone telephone to vote your proxy. Have your Proxy Card in hand when you call. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

			OR	☑ Mark, sign and date your Proxy Card and return it in the postage paid Proxy Reply Envelope provided.

If you vote by Internet or by Telephone, you do NOT need to return your Proxy Card by mail.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST”

THE PLAN OF CONVERSION.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

THERE ARE NO DUPLICATE PROXY CARDS.

REVOCABLE PROXY

CF MUTUAL HOLDING COMPANY

SPECIAL MEETING OF MEMBERS

_________________, 2019

The undersigned member of CF Mutual Holding Company hereby appoints the full board of directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members (the “Meeting”) to be held at _________________________, Cincinnati, Ohio 45247 at _:00 p.m., Eastern time, on ____________, 2019, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as indicated on the reverse side.

The board of directors unanimously recommends voting “FOR” the plan of conversion.

THE BOARD OF DIRECTORS IS SOLICITING YOUR PROXY.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE. ALTERNATIVELY, YOU MAY VOTE BY INTERNET OR BY TELEPHONE BY FOLLOWING THE SIMPLE INSTRUCTIONS ON THE REVERSE SIDE.

(CONTINUED ON REVERSE SIDE)

 ▲  FOLD AND DETACH THE PROXY VOTING CARD HERE  ▲

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR”

THE PLAN OF CONVERSION. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST”

THE PLAN OF CONVERSION.

PLEASE VOTE ALL CARDS THAT YOU RECEIVE. THERE ARE NO DUPLICATE PROXY CARDS.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF CINCINNATI BANCORP, INC.

COMMON STOCK IN THE OFFERING.

Questions and Answers

About Our Plan of

Conversion and Stock Offering

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the ‘‘Risk Factors’’ section.

GENERAL — THE CONVERSION

Our board of directors has determined that the plan of conversion and reorganization and stock offering are in the best interests of our organization, our customers and the communities we serve.

Q.	What is the conversion and stock offering?

A.	Under our plan of conversion and reorganization (the “plan of conversion”), our organization will convert from the mutual holding company corporate structure to the fully public stock holding company corporate structure. At June 30, 2019, CF Mutual Holding Company owned 55.5% of the common stock of Cincinnati Bancorp. The remaining 44.5% of the common stock was owned by public stockholders. As a result of the conversion and offering, our newly formed corporation, Cincinnati Bancorp, Inc. will own Cincinnati Federal. Shares of common stock of Cincinnati Bancorp representing the ownership interest of CF Mutual Holding Company in Cincinnati Bancorp, as adjusted for certain assets of CF Mutual Holding Company, are being offered for sale in the stock offering.

At the completion of the conversion and stock offering, public stockholders of Cincinnati Bancorp will exchange their shares of common stock for newly issued shares of common stock of Cincinnati Bancorp, Inc., maintaining their approximate percentage ownership in our organization immediately before the conversion and offering, as adjusted for certain assets of CF Mutual Holding Company.

At the completion of the conversion and stock offering, 100% of the common stock of Cincinnati Bancorp, Inc. will be owned by public stockholders. CF Mutual Holding Company’s shares of Cincinnati Bancorp common stock will be cancelled, and Cincinnati Bancorp and CF Mutual Holding Company will cease to exist.

Q.	What are the reasons for the conversion and stock offering?
A.	Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: (i) support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering; (ii) transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure; (iii) improve the liquidity of our shares of common stock; (iv) facilitate our stock holding company’s ability to pay dividends to our public stockholders; and (v) facilitate future mergers and acquisitions.

Q.	Is Cincinnati Federal considered “well-capitalized” for regulatory purposes?

A.	Yes. As of June 30, 2019, Cincinnati Federal was considered “well capitalized” for regulatory purposes.

Q.	Will customers notice any change in Cincinnati Federal’s day- today activities as a result of the conversion and offering?

A.	No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion and offering. Cincinnati Federal will continue to operate as an independent bank.

Q.	Will the conversion and stock offering affect customers’ deposit accounts or loans?

A.	No. The conversion and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

Depositors and borrowers will no longer have voting rights in CF Mutual Holding Company as to matters currently requiring such vote. CF Mutual Holding Company will cease to exist after the conversion and stock offering. Only stockholders of Cincinnati Bancorp, Inc. will have voting rights after the conversion and offering.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of conversion is also subject to approval by Cincinnati Bancorp’s stockholders and our eligible customers.

Q.	Why should I vote “For” the plan of conversion?

A.	Your vote “For” the plan of conversion is extremely important to us. Each eligible Cincinnati Federal customer as of __________, 2019 should have received a package containing a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the plan of conversion. The plan of conversion cannot be implemented without stockholder and customer approval.

If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the proxy cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “Against” the plan of conversion.

Without sufficient favorable votes, we cannot complete the plan of conversion and stock offering.

Q.	How do I vote?

A.	Mark your vote, sign and date each Proxy Card and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes am I entitled to cast?

A.	Depositors at the close of business on __________, 2019 are entitled to cast one vote for each $100 or fraction thereof on deposit. Also, each borrower of Cincinnati Federal as of January 21, 2015 and each borrower of the former Kentucky Federal Savings and Loan Association as of October 12, 2018, whose borrowings, in each case, remained outstanding at the close of business on __________, 2019, will be entitled to cast one vote, in addition to votes he or she is entitled to cast as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.	If you had more than one deposit and/or loan account at the

close of business on __________, 2019, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.	The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary.

THE STOCK OFFERING AND SUBSCRIBING FOR SHARES

Q.	How many shares are being offered for sale and at what price?

A.	Cincinnati Bancorp, Inc. is offering for sale between 1,062,394 and 1,437,356 shares of common stock (subject to increase to 1,652,960 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to subscribe for shares in the stock offering?

A.	Pursuant to our plan of conversion, non-transferable rights to subscribe for shares of Cincinnati Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority to:

Priority #1 — Depositors of Cincinnati Federal with aggregate balances of at least $50 at the close of business on June 30, 2018;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Cincinnati Federal with aggregate balances of at least $50 at the close of business on _________, 2019; and

Priority #4 — Depositors of Cincinnati Federal at the close of business on __________, 2019, and borrowers of Cincinnati Federal as of January 21, 2015, and borrowers of the former Kentucky Federal Savings and Loan Association as of October 12, 2018, whose borrowings, in each case, remained outstanding as of __________, 2019.

Shares not subscribed for in the Subscription Offering may be offered for sale to the public in a Community Offering, with a first preference given to natural persons (including trusts of natural persons) residing in the Ohio counties of Butler, Clermont, Hamilton and Warren, the Indiana county of Dearborn, and the Kentucky counties of Boone, Campbell and Kenton and then to Cincinnati Bancorp’s public stockholders as of the close of business on __________, 2019. Any remaining shares may be offered for sale to members of the general public.

Shares not subscribed for in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Community Offering.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the stock offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the stock offering.

Q.	How may I subscribe for shares during the Subscription and Community Offerings?

A.	Shares can be subscribed for by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Cincinnati Federal’s main office located at 6581 Harrison Avenue, Cincinnati, Ohio. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Please do not mail Stock Order Forms to Cincinnati Federal’s offices.

Q.	What is the deadline for submitting Stock Order Forms?

A.	To subscribe for shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern time, on ___________, 2019. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, made payable directly to Cincinnati Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Cincinnati Federal line of credit checks may not be remitted for payment. Please do not mail cash!

(2)	By authorized withdrawal of funds from your Cincinnati Federal deposit account(s). The Stock Order Form section entitled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Cincinnati Federal may not be listed for direct withdrawal. See information on retirement accounts below.

Q. Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.15% per annum from the date we process your payment until the completion of the conversion and stock offering. At that time, you will be issued a check for interest earned on funds. If you pay for shares by authorizing a direct withdrawal from your Cincinnati Federal deposit account(s), your funds will continue earning interest within the account, at the account’s contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual or individuals acting through a single qualifying account held jointly is 20,000 shares ($200,000). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 60,000 shares ($600,000) in all categories of the offerings combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	May I use my Cincinnati Federal individual retirement account (“IRA”) to purchase shares?

A.	Yes. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Cincinnati Federal or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the ___________, 2020 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I get a loan from Cincinnati Federal to pay for shares?

A.	No. By regulation, Cincinnati Federal, may not extend a loan for the purchase of Cincinnati Bancorp, Inc. common stock in the stock offering. Similarly, you may not use existing Cincinnati Federal line of credit checks to purchase stock in the stock offering.

Q.	May I change my mind about ordering stock after I submit my stock order?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond ____________, 2020 or the number of shares of common stock to be sold is increased to more than 1,652,960 shares or decreased to less than 1,062,394 shares.

Q.	Are directors and executive officers of Cincinnati Federal planning to subscribe for stock?

A.	Yes. Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of _________ shares ($_________) representing _____% of the shares to be sold at the minimum of the offering range.

Q.	Will the stock be insured?

A.	No. Like any common stock, Cincinnati Bancorp, Inc. common stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	Following completion of the stock offering, our board of directors will have the authority to declare dividends on the shares of common stock. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments.

In determining whether to declare or pay any dividends, the board of directors will take into account our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Q.	How will Cincinnati Bancorp, Inc. shares trade?

A.	Upon completion of the conversion and stock offering, Cincinnati Bancorp, Inc. shares will replace the existing shares of Cincinnati Bancorp. Cincinnati Bancorp, Inc., has applied to list its common stock on the Nasdaq Capital Market under the symbol “CNNB.” Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell Cincinnati Bancorp, Inc. shares in the future.

Q.	If I purchase shares during the Subscription and Community Offerings, when will I receive my shares?

A.	All shares of Cincinnati Bancorp, Inc. common stock sold in the Subscription and Community Offerings will be issued in book- entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	What is the share exchange?

A.	The outstanding shares of Cincinnati Bancorp common stock held by public stockholders on the completion date of the conversion and stock offering will be exchanged for newly issued shares of Cincinnati Bancorp, Inc. common stock. The number of shares of Cincinnati Bancorp, Inc. common stock to be received by stockholders will depend on the number of shares sold in the stock offering. Although the shares of Cincinnati Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement before selling your shares. Your ability to sell shares of common stock before you receive this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) - , between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.